                                                                    EXHIBIT 23.2

H.J. GRUY AND ASSOCIATES, INC.
---------------------------------------------------------------------------------------------
333 Clay Street, Suite 3850, Houston, Texas 77002 . TEL. (713) 739-1000 . FAX (713) 739-6112

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report dated February 18, 2002, prepared for Contour Energy Co. in the Contour Energy Co. Annual Report on Form 10-K for the year ended December 31, 2001.


                                        H.J. GRUY AND ASSOCIATES, INC.
                                        Texas Registration Number F-000637


                                        By:  /s/ Marilyn Wilson
                                           -----------------------------------
                                        Marilyn Wilson, PE
                                        President and Chief Operating Officer


March 27, 2002
Houston, Texas